Exhibit 99.1

TRANSATLANTIC ANNOUNCES STOCKHOLDER APPROVAL OF MERGER WITH ALLEGHANY

NEW YORK – February 6, 2012 – Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”) today announced that the company’s stockholders have approved and adopted the previously announced Agreement and Plan of Merger, dated as of November 20, 2011, by and among Transatlantic, Alleghany Corporation (NYSE: Y) (“Alleghany”) and Shoreline Merger Sub, Inc. (formerly, Shoreline Merger Sub, LLC). In addition, Alleghany’s stockholders have voted to approve the merger by approving the issuance of shares of Alleghany common stock to Transatlantic stockholders in connection with the merger.

Based on the preliminary tabulation of the stockholder vote, approximately 99.85% of the total votes cast, which represents approximately 92.53% of the total outstanding shares of Transatlantic as of the January 4, 2012 record date, adopted the merger agreement.

“We are pleased with the outcome of today’s vote,” said Richard S. Press, Chairman of the Transatlantic Board of Directors. “On behalf of the Board and management team, I want to thank our stockholders for their support throughout this process. We look forward to closing the transaction in this calendar quarter.”

Transatlantic and Alleghany expect the merger to close in the first quarter of 2012. Prior to such date, Transatlantic and Alleghany will publicly announce by joint press release the deadline date for holders of shares of Transatlantic common stock as of the January 4, 2012 record date to deliver the election forms in which record holders may specify the number of shares of Transatlantic common stock to convert into the right to receive merger consideration in the form of cash or shares of Alleghany common stock. This election deadline will be announced at least 5 business days prior to such deadline.

Goldman, Sachs & Co. and Moelis & Company LLC are acting as financial advisors and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Transatlantic.

About Transatlantic Holdings, Inc.

Transatlantic Holdings, Inc. is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Fair American Insurance and Reinsurance Company (formerly Putnam Reinsurance Company), offer reinsurance capacity on both a treaty and facultative basis – structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Visit – www.transre.com – for additional information about Transatlantic.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger with Alleghany and the timing of the closing of the merger; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, credit rating agencies, customers and competitors; the ability to retain key personnel; the ability to achieve targets for investment returns, revenues, and book value per share; changes in financial markets, interest rates and foreign currency exchange rates; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of loss reserves; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the cyclical nature of the property and casualty insurance industry; judicial, legislative, political and other governmental developments; management’s response to the factors described herein; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) from time to time, including those detailed in the “Cautionary Statement Regarding Forward-Looking Information”, “Risk Factors” and other sections of Transatlantic’s Form 10-K and other filings with the SEC. Transatlantic is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information about the Proposed Transaction and Where to Find It

This communication contains information about a proposed merger between TRH and Alleghany. In connection with the proposed merger, Alleghany has filed with the SEC, and the SEC declared effective on January 5, 2012, a registration statement on Form S-4, which includes TRH’s proxy statement as part of the joint proxy statement/prospectus, that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement/prospectus or any other document that TRH or Alleghany may file with the SEC or send to their stockholders in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed merger. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by TRH and Alleghany with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting TRH’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Alleghany at Alleghany Corporation, 7 Times Square Tower, New York, New York 10036.

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval.

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Contacts:

Investors:

Thomas V. Cholnoky

Transatlantic Holdings, Inc.

Senior Vice President, Investor Relations

1-212-365-2292

investor_relations@transre.com

or

Tom Gardiner / 1-212-440-9872

Donna Ackerly / 1-212-440-9837

Georgeson Inc.

transatlantic@georgeson.com

Media:

Steve Frankel/Eric Bonach

Joele Frank, Wilkinson Brimmer Katcher

1-212-355-4449

sfrankel@joelefrank.com

ebonach@joelefrank.com

or

Anthony Herrling/JoAnne Barrameda

Brainerd Communicators

1-212-986-6667

Ex. 738 (Herrling)/ex. 749 (Barrameda)

herrling@braincomm.com

barrameda@braincomm.com